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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 17, 1995, in the Registration Statement (Form S-3) and related Prospectus of Cairn Energy USA, Inc. for the registration of 3,162,500 shares of its common stock.

                                            ERNST & YOUNG LLP

Dallas, Texas
August 10, 1995